EXHIBIT 99.1

Lakeland Industries Announces Executive Leadership Changes

Charlie Roberson to step down as President and Chief Executive Officer of Lakeland Industries and

as a member of the Board of Directors

Current Executive Chairman, James M. Jenkins, will oversee the Company's highly experienced

Executive Management Team

HUNTSVILLE, AL / ACCESSWIRE / October 19, 2023 / Lakeland Industries, Inc. (NASDAQ:LAKE) (the “Company” or “Lakeland”), a leading global manufacturer of protective clothing for industry, healthcare and first responders on the federal, state and local levels, today announced that Charles D. Roberson will step down as President and Chief Executive Officer of Lakeland Industries and as a member of the Board of Directors at the end of the Company’s fiscal year, January 31, 2024.

The Board has appointed James “Jim” M. Jenkins, current Executive Chairman of the Board, to oversee the Company’s executive management team while it conducts a comprehensive search to identify a permanent CEO. In addition to Mr. Jenkins, Lakeland’s executive management team is led by Roger D. Shannon, CFO, Hui (“Helena”) An, COO, and Joshua Sletten, VP of Corporate Development and Strategy. Thomas J. (“Tom”) McAteer will continue as the Company’s Lead Independent Director.

"As we enter the next chapter of Lakeland's growth, the Board felt that now was the right time to transition leadership," said Tom McAteer, Lead Independent Director. "Having been involved as a member of Lakeland's Board since 2012, Jim Jenkins has a deep understanding of the Company, our talented teams, and our position in the protective clothing market. Additionally, Lakeland's executive team is comprised of very talented, highly skilled and experienced leaders who have a demonstrated track record of strategic execution, growing organizations and improving profitability, and I am confident that Jim will do a tremendous job leading the Company’s executive functions while the Board conducts a comprehensive CEO search.”

“Lakeland has a solid foundation in place, with an exciting runway for growth as we look to drive revenue growth in key markets and continue to execute a shift in our global strategy towards higher value products,” said Jim Jenkins, Executive Chairman. "I look forward to this executive team enhancing Lakeland's strong competitive advantages within our high-value markets, and I am incredibly confident in the Company's ability to deliver improved results and sustainable growth for our shareholders. Our commitment to identifying and maintaining a robust acquisition pipeline with opportunities that enhance our strategic product portfolio remains unchanged, and I am ready to hit the ground running."

Jenkins concluded, "On behalf of the Board, I'd like to thank Charlie for his more than 20 years of service to Lakeland. During his tenure as CEO, Charlie played a critical role in repositioning our Company's strategies, building our executive team and leading Lakeland through the tumultuous COVID-19 and post-COVID periods. Over the course of his career at Lakeland, Charlie brought an unparalleled level of product knowledge and an unyielding passion for the safety of the frontline workers our products protect. Charlie’s driving goal each and every day was that the heroic workers we help protect go home safely to their families. We appreciate Charlie's continued support to help ensure a smooth transition and wish him well in his future endeavors."

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Jim Jenkins Biography

Mr. Jenkins was appointed the Company's Executive Chairman on August 30, 2023. Previously, he served as Chairman of the Board from February 1, 2023 through August 2023 and as a director since 2016. Mr. Jenkins also served on our Board from 2012 to 2015 and was a member of the Audit and Corporate Governance Committees. Mr. Jenkins is currently the General Counsel and Vice President of Corporate Development for Transcat, Inc., a provider of calibration, repair, inspection and laboratory services. Under his leadership, Transcat has acquired ten companies and has increased its market capitalization by $600 million and revenue by almost $100 million. Before joining Transcat, Mr. Jenkins was a partner at Harter Secrest & Emery LLP, a regional law firm in New York State, where his practice focused on corporate governance and general corporate law matters, including initial and secondary public offerings, private placements, mergers and acquisitions, and securities law compliance. Mr. Jenkins is a Chambers-rated attorney and served as the Chair of the firm's Securities Practice Group from 2001 to 2020 and as a member of the firm's Management Committee from January 2007 to January 2013. From 2018 until September 2020, he served as the Partner in Charge of the firm's New York City office. Mr. Jenkins holds a B.A. from Virginia Military Institute and a J.D. from West Virginia University College of Law.

Roger D. Shannon Biography

Mr. Shannon has over 35 years of experience in finance, strategy, accounting, IT, and executive leadership, including over 17 years as a Chief Financial Officer of public and large private companies ranging from $300 million to over $2.2 billion in revenue. He has served as Lakeland’s CFO since February 1, 2023. Before joining Lakeland, Mr. Shannon served as CFO and Treasurer at Charah Solutions, Inc., an environmental remediation and sustainability company, from June 2019 to November 2022. Prior to that role, he was CFO and SVP of Finance for Adtran, Inc., a leading global provider of networking and communications solutions and CFO and Treasurer for Steel Technologies, LLC, one of North America’s largest steel processors. Mr. Shannon is a CPA and a CFA® charter holder who received a B.S. in accounting from Auburn University and an MBA (with highest honors) from the Terry College of Business at the University of Georgia.

Hui (“Helena”) An Biography

Ms. An was appointed Chief Operating Officer on April 6, 2023. She brings over 25 years of experience in global procurement and manufacturing leadership. Previously, Ms. An served as Vice President of Procurement and Manufacturing - Asia. During her tenure, she has been instrumental in establishing Lakeland's first manufacturing facility in China and led the team that started the Vietnam operation. Ms. An is experienced in manufacturing operations, raw material sourcing/supplier relationships, outsourcing partnerships across Asia and supply chain management. A Qingdao University of Science & Technology graduate, Ms. An recently obtained an MBA from the University of Otago, New Zealand.

Joshua Sletten Biography

Mr. Sletten was appointed Vice President of Corporate Development and Strategy on April 6, 2023. He has been instrumental in the development and execution of the Company's global strategy toward higher-value products and revenue growth. He previously served as Vice President of Corporate Development since June 2021. From July 2019 to May 2021, Mr. Sletten was Vice President, Mergers & Acquisitions for Craig-Hallum Capital Group LLC, an investment banking firm. Mr. Sletten held various mergers and acquisitions roles in private equity and corporate functions from 2013 to 2019, including The IMAGINE Group, General Mills, and ShoreView Industries, LLC. Mr. Sletten received his B.S.B. (Summa Cum Laude honors with distinction) from the Carlson School of Management at the University of Minnesota.

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About Lakeland Industries, Inc.

We manufacture and sell a comprehensive line of industrial protective clothing and accessories for the industrial and public protective clothing market. Our products are sold globally by our in-house sales teams, our customer service group, and authorized independent sales representatives to a network of over 1,600 global safety and industrial supply distributors. Our authorized distributors supply end users, such as integrated oil, chemical/petrochemical, automobile, transportation, steel, glass, construction, smelting, cleanroom, janitorial, pharmaceutical, and high technology electronics manufacturers, as well as scientific, medical laboratories and the utilities industry. In addition, we supply federal, state and local governmental agencies and departments, such as fire and law enforcement, airport crash rescue units, the Department of Defense, the Department of Homeland Security and the Centers for Disease Control. Internationally, we sell directly to a mixture of end-users and industrial distributors, depending on the particular country and market. In addition to the United States, sales are made into more than 50 foreign countries, the majority of which were into China, the European Economic Community ("EEC"), Canada, Chile, Argentina, Russia, Kazakhstan, Colombia, Mexico, Ecuador, India, Uruguay, Middle East and Southeast Asia.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This press release contains "forward-looking statements" as that phrase is defined in the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, which address Lakeland's expectations of sources or uses for capital, or which express the Company's expectation for the future with respect to financial performance or operating strategies can be identified as forward-looking statements. Forward-looking statements involve risks, uncertainties and assumptions as described from time to time in Press Releases and Forms 8-K, registration statements, quarterly and annual reports and other reports and filings filed with the Securities and Exchange Commission or made by management. As a result, there can be no assurance that Lakeland's future results will not be materially different from those described herein as "believed," "projected," "planned," "intended," "anticipated," "can," "estimated" or "expected," or other words which reflect the current view of the Company with respect to future events. We caution readers that these forward-looking statements speak only as of the date hereof. The Company hereby expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which such statement is based, except as may be required by law.

For more information concerning Lakeland, please visit the Company online at www.lakeland.com.

Contacts

Lakeland Industries, Inc.

256-600-1390

Roger Shannon

rdshannon@lakeland.com

Alpha IR Group

312-445-2870

Robert Winters or Stephen Poe

LAKE@alpha-ir.com

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